SCHEDULE A

to Amended and Restated Agreement and Declaration of Trust

of Pioneer Series Trust XIV (formerly, Pioneer Strategic Income Fund)

Series of Shares of Beneficial Interests

(Effective as of March 28, 2024)

WHEREAS, the Trustees of the Trust, acting pursuant to the Trust’s agreement and declaration of trust as then in effect, have previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”) pursuant to one or more designations of series (the “Prior Designations”);

WHEREAS, in connection with the adoption of an Amended and Restated Agreement and Declaration of Trust dated as of January 12, 2016 (the “Declaration”), pursuant to Section 4.9(a) of the Declaration, the previously established and designated Series are hereby included on this Schedule A, which Schedule A shall be deemed an amendment and restatement of the Prior Designations.

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, established and designated one additional Series of the Trust called “Pioneer Emerging Markets Equity Fund,” effective as of March 26, 2019, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, established and designated three additional Series of the Trust called “Pioneer Global Growth Fund,” “Pioneer Global Value Fund,” and “Pioneer US Value Fund,” effective as of November 10, 2020, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, changed the name of the series “Pioneer Global Growth Fund” to “Pioneer Global Sustainable Growth Fund”, effective as of January 26, 2021;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, changed the name of the series “Pioneer Global Value Fund” to “Pioneer Global Sustainable Value Fund”, effective as of January 26, 2021;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, changed the name of the series “Pioneer US Value Fund” to “Pioneer Intrinsic Value Fund”, effective as of January 26, 2021;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 10.1 of the Declaration, approved the liquidation and termination of Pioneer Emerging Markets Equity Fund, a Series of the Trust, effective as of March 28, 2024;

WHEREAS, this Schedule A to the Declaration shall be deemed to be an amendment and restatement of the Schedule A to the Declaration effective as of January 12, 2016;

NOW THEREFORE, the following Series of the Trust are established with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Pioneer Global Sustainable Growth Fund

Pioneer Global Sustainable Value Fund

Pioneer Intrinsic Value Fund

Pioneer Strategic Income Fund

1. Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Series is unlimited.

3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4. With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

SCHEDULE B

to Amended and Restated Agreement and Declaration of Trust

of Pioneer Series Trust XIV (formerly, Pioneer Strategic Income Fund)

Designation of Classes of Shares

(Effective as of March 28, 2024)

WHEREAS, the Trustees of the Trust, acting pursuant to the Trust’s agreement and declaration of trust as then in effect, have previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”) and have previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of Classes (the “Prior Designations”); and

WHEREAS, in connection with the adoption of an Amended and Restated Agreement and Declaration of Trust dated as of January 12, 2016 (the “Declaration”), pursuant to Section 4.9(b) of the Declaration, the previously established and designated Classes are hereby included on this Schedule B, which Schedule B shall be deemed an amendment and restatement of the Prior Designations;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, divided Shares of one additional Series of the Trust called “Pioneer Emerging Markets Equity Fund” into the Classes of Shares listed below with respect to such additional Series, effective as of March 26, 2019, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, established and designated three additional Series of the Trust called “Pioneer Global Growth Fund,” “Pioneer Global Value Fund,” and “Pioneer US Value Fund,” effective as of November 10, 2020, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, changed the name of the series “Pioneer Global Growth Fund” to “Pioneer Global Sustainable Growth Fund”, effective as of January 26, 2021;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, changed the name of the series “Pioneer Global Value Fund” to “Pioneer Global Sustainable Value Fund”, effective as of January 26, 2021;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, changed the name of the series “Pioneer US Value Fund” to “Pioneer Intrinsic Value Fund”, effective as of January 26, 2021;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 10.1 of the Declaration, approved the liquidation and termination of Pioneer Emerging Markets Equity Fund, a Series of the Trust, effective as of March 28, 2024;

WHEREAS, this Schedule B to the Declaration shall be deemed to be an amendment and restatement of the Schedule B to the Declaration effective as of January 12, 2016;

NOW THEREFORE, the following Classes as listed below with respect to the identified Series of the Trust are established with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series	Classes
Pioneer Global Sustainable Growth Fund	Class A Class C Class K Class R Class Y Class Z
Pioneer Global Sustainable Value Fund	Class A Class C Class K Class R Class Y Class Z
Pioneer Intrinsic Value Fund	Class A Class C Class K Class R Class Y Class Z
Pioneer Strategic Income Fund	Class A Class C Class K Class R Class Y

1. Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Class is unlimited.

3. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4. With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6. The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.